DERMISONICS, INC. COMPLETES DEBT FINANCING

WEST  CONSHOHOCKEN,  PA  ---  AUGUST  30,  2005  (PR  NEWSWIRE)

Dermisonics, Inc. (OTC BB: DMSI) announced today that it has arranged a debt financing with Berra Holdings Ltd., a private venture capital firm that focuses on emerging bio-tech issues. Berra has agreed to provide up to $1,500,000 of debt to Dermisonics in connection with the Company's ongoing development, testing and eventual commercialization of the Company's proprietary technologies for medical and consumer product applications. As of the date of this release, Dermisonics has drawn down $840,000 against the Berra line on terms that call for the Company to pay Berra interest at the rate of 8% per annum through the two-year term of the notes.

Bruce Haglund, Chairman and interim CEO of Dermisonics commented, "We are pleased to have a financial partner that recognizes the opportunity associated with the commercialization of the Company's technologies and has the patience to allow management the time to deploy the working capital Berra has provided on a basis designed to optimize shareholder value."

ABOUT DERMISONICS, INC.

Dermisonics Inc. is a medical device company that is focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of heavy molecular drugs into the system. The U-Strip(TM) is a drug delivery system incorporating a transdermal patch in combination with microelectronics and ultrasonic technology. Preliminary tests have shown that this system facilitates the transdermal delivery of insulin as well as numerous other existing drugs that at present cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size.

For further information contact Bruce Haglund at 949-733-1101 or by e-mail at bruce.haglund@dermisonics.com.
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Dermisonics, Inc.
Four Tower Bridge
200 Barr Harbor Drive
West Conshohocken, Pa. 19428-2977 USA
Toll Free:  888-401-DERM (3376)
Phone:  610-941-2780
Fax:  610-941-2990

NORTH AMERICAN INVESTOR RELATIONS CONTACT:

John Robinson
Phone:  866-559-1333
johnrobinson@currentcapital.com
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EUROPEAN INVESTOR RELATIONS CONTACT:

Michael Drepper
Phone: 69-6062-7858
ir-germany@dermisonics.com
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For additional information, please visit www.dermisonics.com
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LEGAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.